JIMMY C.H. CHEUNG & CO.
Certified Public Accountants
Members of Kreston International

1607 Dominion Centre
43 Queen's Road East
Wanchai, Hong Kong
Telephone : (852) 2529-5500
Fax : (852) 2865-1067
Email : jchc@krestoninternational.com.hk
Web site : http://www.jimmycheungco.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS
HUIFENG BIO-PHARMACEUTICAL TECHNOLOGY INC.

We consent to the use in this Registration Statement on Form SB-2 of Huifeng Bio-pharmaceutical Technology Inc. of our report dated March 9, 2007 relating to our audit of its financial statements for the year ended December 31, 2006 and 2005, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" included in this Registration Statement.

JIMMY C.H. CHEUNG & CO.
Certified Public Accountants

Hong Kong

January 30, 2008

張志海會計師事務所
香港灣仔皇后大道東四十三號東美中心一六零七室

Kreston International with offices in Europe
America, The Middle East, The Far East and Australia